UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement for a Partnership Interest

On July 31, 2012, CFI CSFR Investor, LLC (“CFI CSFR”), a wholly owned subsidiary of Colony Financial, Inc. (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) for an associate general partnership interest and related partnership units in CSFR Operating Partnership, L.P. (“CSFR”), a single-family home acquisition and rentership platform sponsored and managed by affiliates of the Company’s manager. The Subscription Agreement was accepted by Colony Single-Family Residential, Inc., the general partner (the “General Partner”) of CSFR, on July 31, 2012 (the “Closing Date”) alongside other partners in this initial capital raise in CSFR and the General Partner (the “Founders Round”).

By way of background, as of August 3, 2012, the Company, through ColFin American Investors, LLC (“ColFin”), will itself have already invested approximately $148.6 million in the aggregate into single-family residential assets. Significantly, CSFR furthers this existing investment by the Company in single-family homes within a platform that is exclusively focused on the single-family home acquisition and rental business, providing a means to achieve economies of scale and diversity for its participating investors, including the Company, to further access private and public capital markets to grow the business and additional options for potential exit strategies.

The amount subscribed pursuant to the Subscription Agreement is equal to $150 million. In connection with the subscription and acquisition of the associate general partnership interest and related units in CSFR, the Company expects to satisfy its subscription by contributing its investment interest in ColFin, when called by the General Partner on a pro rata basis with other partners in CSFR. Such contribution will be valued by the General Partner at cost plus a cost of carry equal to ten percent (10%) per annum through the Closing Date. In connection with its investment in the Founders Round, CFI CSFR shall obtain certain rights and investment benefits and be subject to certain limitations as a partner in CSFR, as set forth below and more fully described in the Subscription Agreement:

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Approval Rights: The General Partner is not permitted to take any of the following actions unless approved by CFI CSFR: (i) the assumption or guarantee of indebtedness; (ii) the acquisition or disposition of any assets of CSFR to the extent such assets represent greater than ten percent (10%) of CSFR’s aggregate assets; (iii) the enforcement of any rights against any partner of CSFR; (iv) the issuance of additional partnership units by CSFR; (v) the selection of and termination of property managers; and (vi) the development and approval of annual operating budgets for CSFR.

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Exchange Rights: CFI CSFR’s associate general partnership units (“AGP Units”) may be exchanged for certain limited partnership units (“Series X OP Units”) in CSFR, in which case CFI CSFR’s associate general partner interest in CSFR will be exchanged for a limited partnership interest in CSFR (a) at CFI CSFR’s election at any time, or (b) at the General Partner’s election exercised at any time beginning immediately prior to the occurrence of (i) an offering by the General Partner or any successor to the General Partner in a transaction, in which an initial purchaser/placement agent is engaged, and which is exempt from registration pursuant to Rule 144A under the Securities Act of 1933, (ii) an initial public offering of the shares of the General Partner or any successor to the General Partner, (iii) any transaction or related series of transactions which results in the shares of the General Partner or any successor to the General Partner being publicly traded, or (iv) any transaction or series of related transactions designated as a “realization transaction” by the General Partner in which the business or assets of the General Partner are sold to or combined with a third party, through merger, consolidation, share exchange, sale, disposition or contribution of substantially all of the General Partner’s assets, or otherwise, regardless of whether the General Partner is the continuing or surviving company in such transaction or related series of transactions (the transactions referred to in clauses (ii), (iii) and (iv) being collectively referred to as a “Realization Transaction”), or (v) a direct or indirect change in control of the associate general partner.

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Redemption Rights: If the AGP Units have been exchanged for Series X OP Units, then on or after the occurrence of a Realization Transaction, CFI CSFR shall have the right to tender to CSFR and redeem any units it holds in CSFR, provided that (a) the General Partner may assume and satisfy such redemption obligation by issuing to CFI CSFR shares in the General Partner and (b) CFI CSFR shall not be entitled to tender and redeem its units in CSFR if the General Partner would not be able to issue its shares to CFI CSFR due to limitations or restrictions set forth in the General Partner’s Articles of Incorporation.

•	Fees: No fees are paid to the General Partner or Colony American Homes, LLC, its manager (the “Manager”) in respect of CFI CSFR’s investment in CSFR.

•	Carried Interest: No carried interest is paid to the General Partner or the Manager in respect of CFI CSFR’s investment in CSFR.

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Founders Rights: As a participant in the Founders Round, CFI CSFR will be entitled to the following: (a) its pro rata share (based on its relative capital contributions among all of the participants in the Founders Round) of twenty-five percent (25%) of the carried interest paid by partners who invest in CSFR subsequent to the Founders Round; and (b) its pro rata share (based on its relative capital contributions among all of the participants in the Founders Round) of warrants with a $.01 strike price entitling the holders of the warrants to (i) participate in any distributions made by the Manager, regardless of whether the warrants have been exercised, and (ii) acquire (x) twenty-five percent (25%) of the ownership of the Manager upon a transaction or series of related transactions pursuant to which all or substantially all of the ownership interests in the Manager are sold, directly or indirectly, through a merger, sale, transfer, contribution or otherwise, or (y) thirty-three and one-third percent (33 1/3%) of the ownership of the Manager if the General Partner or any successor to the General Partner acquires the ownership interest in the Manager pursuant to the transaction described in clause (x) above.

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Transfers: CFI CSFR may not transfer its AGP Units or its associate general partnership interest (or any units or interests which they may be exchanged for) without the prior consent of the General Partner.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual events and results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: the financial condition and results of operations of CSFR and its investments; the Company’s and/or CSFR’s ability to acquire additional income producing assets or execute the investment strategy as intended; the value of the Company’s investment in CSFR; ; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and market trends in the Company’s industry, interest rates, real estate values, the securities markets, the general economy or the single family residential industry, including as it relates to acquisition and rentership activities.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future actions or performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the events or Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2012, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 8, 2012, and the Company’s other reports filed with the SEC from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	COLONY FINANCIAL, INC.

	By:	/S/ RONALD M. SANDERS
Ronald M. Sanders
Chief Legal Officer and Secretary